U. S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 15, 2012

(Date of Report–Date of Earliest Event Reported)

CACI International Inc

(Exact name of registrant as specified in its Charter)

Delaware	001-31400	54-1345899
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

1100 N. Glebe Road,

Arlington, Virginia 22201

(Address of Principal executive offices) (ZIP code)

(703) 841-7800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.142-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensation of Mr. Daniel D. Allen. On November 15, 2012, the Board of Directors approved an amendment to Mr. Daniel D. Allen’s compensation in connection with his position as President and Chief Executive Officer of the Company.

Effective January 1, 2013, Mr. Allen’s annual base salary will be changed from $750,000 to $800,000. In addition, Mr. Allen’s incentive bonus target, which is based upon achievement of Company profitability, revenue, and other operational goals, will be changed from $1,000,000 to $1,400,000.

Item 5.07.	Submission of Matters to a Vote of Security Holders

The Annual Meeting of Shareholders of CACI International Inc (the “Company”), for which proxies were solicited pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, was held on November 15, 2012.

The results detailed below represent the final voting results:

Proposal 1

The following nine nominees were elected to the Board of Directors of the Company (the “Board of Directors”):

Director Name	For	Withheld	Broker Non-Votes
Daniel D. Allen	16,790,256	219,878	2,547,592
James S. Gilmore III	16,462,276	547,858	2,547,592
Gregory G. Johnson	16,474,307	535,827	2,547,592
Richard L. Leatherwood	16,381,179	628,955	2,547,592
J.P. London	16,332,742	677,392	2,547,592
James L. Pavitt	16,475,479	534,655	2,547,592
Warren R. Phillips	16,381,933	628,201	2,547,592
Charles P. Revoile	16,379,865	630,269	2,547,592
William S. Wallace	16,474,192	535,942	2,547,592

Proposal 2

Shareholders approved, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K and contained in the 2012 Proxy Statement, including the Compensation Discussion and Analysis, compensation tables and narrative discussion:

For	Against	Abstain	Broker Non-Votes
16,394,227	552,570	63,337	2,547,592

Proposal 3

Shareholders ratified the appointment of Ernst & Young LLP as the Company’s independent auditor for fiscal year 2013:

For	Against	Abstain
19,306,945	218,876	31,905

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CACI International Inc

By:	/s/ Arnold D. Morse
Arnold D. Morse Senior Vice President, Chief Legal Officer and Secretary

Dated: November 20, 2012